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                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
Galaxy Fund II

We hereby consent to the following with respect to Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 33-33617) under the Securities Act of 1933, as amended, of Galaxy Fund II ("Galaxy II"):

     1 The incorporation by reference of our report dated May 8, 1998 accompanying the financial statements included in the Annual Report of the Large Company Index Fund, Small Company Index Fund, Utility Index Fund, U.S. Treasury Index Fund, and Municipal Bond Fund (five series of Galaxy II) as of March 31, 1998 into the Statement of Additional Information.

     2 The reference to our firm under the heading "Financial Highlights" in the Prospectus for the Galaxy II Municipal Bond Fund, and the Prospectus for the Galaxy II Large Company Index Fund, Small
         Company Index Fund, Utility Index Fund, and U.S. Treasury Index
         Fund.

     3 The reference to our firm under the headings "Auditors" and "Financial Statements" in the Statement of Additional Information.












Boston, Massachusetts                        /s/PricewaterhouseCoopers LLP
May 28, 1999                                 -----------------------------
                                             PricewaterhouseCoopers LLP